Exhibit 99.1
Planet Fitness, Inc. Announces Third Quarter 2026 Results
System-wide same club sales increased 1.5%
Repurchased and retired $50M of Class A common stock
Announces new $500M share repurchase authorization
Announces strategic review of domestic corporate-owned clubs
Enters Portugal market with acquisition of Be-Fit in Q4 2026

Hampton, NH, November 5, 2026 - Today, Planet Fitness, Inc. (NYSE: PLNT) reported financial results for its third quarter ended September 30, 2026.
Third Quarter Fiscal 2026 Highlights
•Total revenue increased from the prior year period by 9.0% to $360.0 million.
•System-wide same club sales increased 1.5%.
•System-wide sales increased $53.4 million to $1.3 billion.
•Net income attributable to Planet Fitness, Inc. was $52.0 million, or $0.70 per diluted share, compared to $58.8 million, or $0.70 per diluted share, in the prior year period.
•Net income decreased $6.9 million to $52.2 million, compared to $59.2 million in the prior year period.
•Adjusted net income(1) decreased $5.1 million to $61.9 million, or $0.83 per diluted share(1), compared to $67.0 million, or $0.80 per diluted share, in the prior year period.
•Adjusted EBITDA(1) increased $5.4 million to $146.2 million from $140.8 million in the prior year period.
•33 new Planet Fitness clubs were opened system-wide during the period, which included 25 franchisee-owned and 8 corporate-owned clubs, bringing system-wide total clubs to 2,962 as of September 30, 2026.
•Repurchased and retired approximately 1.0 million shares of Class A common stock for $50.0 million.
•Cash and marketable securities of $515.0 million, which includes cash and cash equivalents of $310.2 million, restricted cash of $72.8 million and marketable securities of $132.0 million as of September 30, 2026.
“We delivered same club sales growth ahead of our expectations and adjusted EBITDA margins of approximately 41% while making meaningful progress on the initiatives designed to accelerate member growth, reinforce affordability, and generate long-term value during the third quarter,” said Colleen Keating, Chief Executive Officer. “We are also energized by the international expansion opportunities available to us, most recently our acquisition of Be-Fit in Portugal, which marks our entry into a sixth international market and our second country in Europe. Be-Fit is a profitable collection of 25 clubs with an established national presence, and we see great potential to drive efficiencies and future growth as we convert these units to the Planet Fitness brand and implement our best practices.”
Operating Results for the Third Quarter Ended September 30, 2026
For the third quarter of 2026, total revenue increased $29.6 million or 9.0% to $360.0 million from $330.3 million in the prior year period. By segment:
•Franchise segment revenue increased $16.0 million or 14.0% to $129.6 million from $113.7 million in the prior year period. This increase was primarily attributable to a $10.4 million increase in National Advertising Fund (“NAF”) revenue from a 1% rate increase to NAF contributions from 2% to 3% for 2026 and a $3.9 million increase in royalty revenue, of which $2.4 million was attributable to new clubs opened since July 1, 2025 before moving into the same club sales base and $1.5 million was attributable to a franchise same club sales increase of 1.5%.
•Corporate-owned clubs segment revenue increased $4.9 million or 3.5% to $142.7 million from $137.8 million in the prior year period. This increase was primarily attributable to $4.1 million from new clubs opened since July 1, 2025 before moving into the same club sales base and $3.4 million from the corporate-owned clubs included in the same
1 Adjusted net income, Adjusted EBITDA and Adjusted net income per share, diluted are non-GAAP measures. For reconciliations of Adjusted EBITDA and Adjusted net income to U.S. GAAP (“GAAP”) net income and a computation of Adjusted net income per share, diluted, see “Non-GAAP Financial Measures” accompanying this press release.

club sales base, primarily attributable to a same club sales increase of 1.8%. This increase was partially offset by $2.5 million of lower revenue attributable to the sale of eight clubs located in California to a franchisee in August 2025.
•Equipment segment revenue increased $8.8 million or 11.1% to $87.6 million from $78.8 million in the prior year period. This increase was primarily attributable to $9.6 million of higher revenue from equipment sales to existing franchisee-owned clubs, partially offset by $0.8 million of lower revenue from equipment sales to new franchisee-owned clubs. In the three months ended September 30, 2026, we had equipment sales to 21 new franchisee-owned clubs compared to 27 in the same period last year.
Segment Adjusted EBITDA represents our Adjusted EBITDA broken out by the Company’s reportable segments. Adjusted EBITDA is defined as net income before interest, taxes, depreciation and amortization, adjusted for the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing performance of the Company’s core operations, see “Non-GAAP Financial Measures” accompanying this press release.
Segment Adjusted EBITDA was as follows:
•Franchise Segment Adjusted EBITDA increased $4.5 million or 5.4% to $86.8 million from $82.4 million in the prior year period. This increase was primarily attributable to higher franchise revenue of $5.6 million, partially offset by $0.5 million of higher selling, general and administrative expense and $0.4 million of higher cost of revenue.
•Corporate-owned clubs Segment Adjusted EBITDA decreased $0.2 million or 0.4% to $53.5 million from $53.7 million in the prior year period. This decrease was primarily attributable to $1.9 million of higher operational expenses from new clubs opened since July 1, 2025 before moving into the same club sales base and $1.0 million of lower Adjusted EBITDA attributable to the sale of eight clubs located in California to a franchisee in August 2025, partially offset by $3.3 million of higher Adjusted EBITDA from clubs included in the same club sales base and $0.4 million of higher selling, general and administrative expense.
•Equipment Segment Adjusted EBITDA increased $1.8 million or 7.7% to $25.5 million from $23.7 million in the prior year period. This increase was primarily attributable to higher replacement equipment sales to existing franchisee-owned clubs.
Corporate Club Review
The Company announced today that it has begun a strategic review of refranchising opportunities of its domestic corporate-owned clubs. The Company expects to use any proceeds to further its capital allocation strategies.
Acquisition of Be-Fit
Planet Fitness recently completed the acquisition of Be-Fit, a leading Portuguese fitness platform with 25 clubs and approximately 80,000 members. The acquisition advances Planet Fitness’ international growth strategy by establishing a scalable platform in an attractive and underpenetrated market and is expected to be accretive to earnings in 2027. The aggregate purchase price is approximately €102.5 million (or approximately $114.8 million), comprising approximately €100 million (or approximately $112.0 million) paid in cash at closing and up to an additional €2.5 million (or approximately $2.8 million) in contingent cash consideration payable upon the achievement of specified performance targets. Planet Fitness intends to operate the Be-Fit clubs following the acquisition while working with the existing management team to support integration and identify opportunities to expand our footprint in Portugal. Over time, Planet Fitness expects to pursue opportunities to refranchise the business.

Share Repurchase Authorization
The Company today also announced that its Board of Directors has authorized a new share repurchase program of up to $500 million (the “2026 Share Repurchase Program”) to replace the existing 2025 Share Repurchase Program. The timing of the purchases and the amount of stock repurchased is subject to the Company’s discretion and will depend on market and business conditions, the Company’s general working capital needs, stock price, applicable legal requirements and other factors. The Company’s ability to repurchase shares at any particular time is also subject to the terms of the indenture governing its outstanding notes. Purchases may be effected through one or more open market transactions, privately negotiated transactions, transactions structured through investment banking institutions, or a combination of the foregoing. The Company is not obligated under the program to acquire any particular amount of stock and can suspend or terminate the program at any time.

2026 Outlook
For the year ending December 31, 2026, the Company is updating the following expectations:
•System-wide same club sales growth of approximately 1.5% to 2% (previously approximately 1%)
•Revenue to increase approximately 8% (previously 7%)
•Adjusted EBITDA to increase approximately 6.5% (previously 6%)
•New equipment placements of approximately 135 to 140 in franchisee-owned locations (previously 150 to 160)
•System-wide new club openings of approximately 190 to 195 locations, which includes the acquisition of Be-Fit (previously 180 to 190)
•Capital expenditures to increase approximately 15% (previously 10% to 15%)
•Depreciation and amortization to increase approximately 7% (previously 10%)
The Company is also reiterating the following expectations:
•Adjusted net income per share, diluted to increase approximately 6%, based on adjusted diluted weighted-average shares outstanding of approximately 77.0 million, inclusive of the shares repurchased through the third quarter of 2026
•Net interest expense of approximately $115.0 million
•Adjusted net income to decrease approximately 3%

Presentation of Financial Measures
Planet Fitness, Inc. (the “Company”) was formed in March 2015 for the purpose of facilitating the initial public offering (the “IPO”) and related recapitalization transactions that occurred in August 2015, and in order to carry on the business of Pla-Fit Holdings, LLC (“Pla-Fit Holdings”) and its subsidiaries. As the sole managing member of Pla-Fit Holdings, the Company operates and controls all of the business and affairs of Pla-Fit Holdings, and through Pla-Fit Holdings, conducts its business. As a result, the Company consolidates Pla-Fit Holdings’ financial results and reports a non-controlling interest related to the portion of Pla-Fit Holdings not owned by the Company.
The financial information presented in this press release includes non-GAAP financial measures such as Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted, to provide measures that we believe are useful to investors in evaluating the Company’s performance. These non-GAAP financial measures are supplemental measures of the Company’s performance that are neither required by, nor presented in accordance with GAAP. These financial measures should not be considered in isolation or as substitutes for GAAP financial measures such as net income or any other performance measures derived in accordance with GAAP. In addition, in the future, the Company may incur expenses or charges such as those added back to calculate Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted. The Company’s presentation of Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted, should not be construed as an inference that the Company’s future results will be unaffected by similar amounts or other unusual or nonrecurring items. See the tables at the end of this press release for a reconciliation of Adjusted EBITDA, Adjusted net income, and Adjusted net income per share, diluted, to their most directly comparable GAAP financial measure.
The non-GAAP financial measures used in our full-year outlook will differ from net income and net income per share, diluted, determined in accordance with GAAP in ways similar to those described in the reconciliations at the end of this press release. We do not provide guidance for net income or net income per share, diluted, determined in accordance with GAAP or a reconciliation of guidance for Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted, to the most directly comparable GAAP measure because we are not able to predict with reasonable certainty the amount or nature of all items that will be included in our net income and net income per share, diluted, for the year ending December 31, 2026. These items are uncertain, depend on many factors and could have a material impact on our net income and net income per share, diluted, for the year ending December 31, 2026, and therefore cannot be made available without unreasonable effort.
Same club sales refers to year-over-year sales comparisons for the same club sales base of both corporate-owned and franchisee-owned clubs, which is calculated for a given period by including only sales from clubs that had sales in the comparable months of both years. We define the same club sales base to include those clubs that have been open and for which monthly membership dues have been billed for longer than 12 months. We measure same club sales based solely upon monthly dues billed to members of our corporate-owned and franchisee-owned clubs.

Investor Conference Call
The Company will hold a conference call at 8:00AM (ET) on November 5, 2026 to discuss the news announced in this press release. A live webcast of the conference call will be accessible at www.planetfitness.com via the “Investor Relations” link. The webcast will be archived on the website for one year.
About Planet Fitness
Founded in 1992 in Dover, NH, Planet Fitness is one of the largest and fastest-growing franchisors and operators of fitness centers in the world by number of members and locations. As of September 30, 2026, Planet Fitness had approximately 21.5 million members and 2,962 clubs in all 50 states, the District of Columbia, Puerto Rico, Canada, Panama, Mexico, Australia and Spain. The Company’s mission is to enhance people’s lives by providing a high-quality fitness experience in a welcoming, non-intimidating environment, which we call the Judgement Free Zone®. Approximately 90% of Planet Fitness clubs are owned and operated by independent business owners.
Investor Contact:
Michael Oriolo, Planet Fitness
investor@planetfitness.com
Media Contact:
Stacey Caravella, Planet Fitness
press@planetcsc.com
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include the Company’s statements with respect to expected future performance presented under the heading “2026 Outlook,” those attributed to the Company’s Chief Executive Officer in this press release, the Company’s expected membership growth and club growth, member acquisition and retention initiatives, its strategic review of domestic corporate-owned clubs and anticipated use of proceeds in connection therewith, franchisee profitability and international expansion opportunities, the impact of acquisitions on the Company’s earnings, the Company’s integration plans, share repurchases and the timing thereof, the Company’s ability to deliver future shareholder value, and other statements, estimates and projections that do not relate solely to historical facts. Forward-looking statements can be identified by words such as “anticipate,” “believe,” “envision,” “estimate,” “expect,” “intend,” “may,” “might,” “goal,” “plan,” “prospect,” “predict,” “project,” “target,” “potential,” “assumption,” “will,” “would,” “could,” “should,” “designed to,” “continue,” “ongoing,” “contemplate,” “future,” “strategy” and similar references to future periods, although not all forward-looking statements include these identifying words. Forward-looking statements are not assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of the business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. Actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results to differ materially include competition in the fitness industry, the Company’s and franchisees’ ability to attract and retain members, the Company’s and franchisees’ ability to identify and secure suitable sites for new franchise clubs, changes in consumer demand, changes in equipment costs, the Company’s ability to expand into new markets domestically and internationally, operating costs for the Company and franchisees generally, availability and cost of capital for franchisees, acquisition and divestiture activity, developments and changes in laws and regulations, our substantial indebtedness and our ability to incur additional indebtedness or refinance that indebtedness in the future, our future financial performance and our ability to pay principal and interest on our indebtedness, our corporate structure and tax receivable agreements, failures, interruptions or security breaches of the Company’s information systems or technology, our ability to successfully integrate and realize the anticipated benefits of the acquisition of Be-Fit, general economic conditions and the other factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2025 and, once available, the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2026, as well as the Company’s other filings with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in forward-looking statements, investors should not place undue reliance on forward-looking statements, which reflect the Company’s views only as of the date of this press release. Except as required by law, neither the Company nor any of its affiliates or representatives undertake any obligation to provide additional information or to correct or update any information set forth in this release, whether as a result of new information, future developments or otherwise.

Planet Fitness, Inc. and subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2026	2025	2026	2025
Revenue:
Franchise	$97,829	$92,245	$302,934	$282,362
National advertising fund revenue	31,816	21,430	96,956	66,151
Franchise segment	129,645	113,675	399,890	348,513
Corporate-owned clubs	142,713	137,833	427,197	410,491
Equipment	87,619	78,837	235,349	188,882
Total revenue	359,977	330,345	1,062,436	947,886
Operating costs and expenses:
Cost of revenue	65,370	58,155	175,206	140,063
Club operations	84,339	79,792	254,231	238,909
Selling, general and administrative	34,939	30,525	103,495	100,343
National advertising fund expense	31,816	21,429	96,956	66,150
Depreciation and amortization	41,571	39,108	121,965	115,818
Other losses (gains), net	458	(5,732)	(13,383)	(2,069)
Total operating costs and expenses	258,493	223,277	738,470	659,214
Income from operations	101,484	107,068	323,966	288,672
Other income (expense), net:
Interest income	5,170	5,936	16,103	17,438
Interest expense	(34,140)	(26,342)	(100,508)	(78,720)
Other income, net	315	1,067	1,376	3,292
Total other (expense), net	(28,655)	(19,339)	(83,029)	(57,990)
Income before income taxes	72,829	87,729	240,937	230,682
Provision for income taxes	19,981	27,974	67,803	69,120
Loss from equity-method investments, net of tax	(601)	(572)	(1,687)	(2,005)
Net income	52,247	59,183	171,447	159,557
Less: net income attributable to non-controlling interests	246	354	810	842
Net income attributable to Planet Fitness, Inc.	$52,001	$58,829	$170,637	$158,715
Net income per share of Class A common stock:
Basic	$0.70	$0.70	$2.21	$1.89
Diluted	$0.70	$0.70	$2.21	$1.89
Weighted-average shares of Class A common stock outstanding:
Basic	74,655	83,517	77,069	83,847
Diluted	74,741	83,717	77,212	84,055

Planet Fitness, Inc. and subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

(in thousands, except per share amounts)	September 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$310,185	$345,652
Restricted cash	72,815	66,304
Short-term marketable securities	90,290	106,761
Accounts receivable, net of allowances for uncollectible amounts of $4 and $428 as of September 30, 2026 and December 31, 2025, respectively	73,581	70,431
Inventory	8,104	7,581
Restricted assets - national advertising fund	622	—
Prepaid expenses	22,968	24,605
Other receivables	24,062	34,094
Income tax receivable and prepayments	1,747	2,958
Total current assets	604,374	658,386
Long-term marketable securities	41,754	88,263
Investments, net of allowance for expected credit losses of $25,984 and $24,424 as of September 30, 2026 and December 31, 2025, respectively	56,000	69,700
Property and equipment, net of accumulated depreciation of $524,245 and $453,852, as of September 30, 2026 and December 31, 2025, respectively	516,724	466,747
Right-of-use assets, net	492,953	409,320
Intangible assets, net	262,350	286,409
Goodwill	712,300	712,450
Deferred income taxes	368,161	406,724
Other assets, net	43,246	5,396
Total assets	$3,097,862	$3,103,395
Liabilities and stockholders’ deficit
Current liabilities:
Current maturities of long-term debt	$25,750	$23,875
Borrowings under Variable Funding Notes	75,000	—
Accounts payable	36,581	39,683
Accrued expenses	77,332	75,371
Equipment deposits	23,021	10,165
Restricted liabilities - national advertising fund	183	—
Deferred revenue, current	68,745	58,593
Payable pursuant to tax benefit arrangements, current	38,442	55,518
Other current liabilities	50,385	49,285
Total current liabilities	395,439	312,490
Long-term debt, net of current maturities	2,443,244	2,458,379
Lease liabilities, net of current portion	509,583	419,120
Deferred revenue, net of current portion	30,690	29,657
Deferred tax liabilities	451	1,177
Payable pursuant to tax benefit arrangements, net of current portion	323,484	360,273
Other liabilities	5,662	5,677
Total noncurrent liabilities	3,313,114	3,274,283
Stockholders’ equity (deficit):
Class A common stock, $0.0001 par value, 300,000 shares authorized, 74,249 and 80,446 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	7	8
Class B common stock, $0.0001 par value, 100,000 shares authorized, 266 and 316 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	—	—
Additional paid in capital	633,466	623,333
Accumulated other comprehensive (loss) income	(1,654)	1,311
Accumulated deficit	(1,240,714)	(1,107,429)
Total stockholders’ deficit attributable to Planet Fitness, Inc.	(608,895)	(482,777)
Non-controlling interests	(1,796)	(601)
Total stockholders’ deficit	(610,691)	(483,378)
Total liabilities and stockholders’ deficit	$3,097,862	$3,103,395

Planet Fitness, Inc. and subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
(in thousands)	2026	2025
Cash flows from operating activities:
Net income	$171,447	$159,557
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	121,965	115,818
Equity-based compensation expense	9,510	9,132
Deferred tax expense	37,789	54,408
Amortization of deferred financing costs	4,333	3,975
Accretion of marketable securities discount	(217)	(1,109)
Losses from equity-method investments, net of tax	1,687	2,005
Dividends accrued on held-to-maturity investment	(1,857)	(1,733)
Credit loss on held-to-maturity investment	1,560	5,089
Gain on re-measurement of tax benefit arrangement liability	(142)	(1,769)
Gain on sale of corporate-owned clubs	—	(6,443)
Gain on sale of equity-method investment	(12,541)	—
Gain on insurance proceeds	—	(1,461)
Other	(1,648)	(150)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(2,782)	7,484
Inventory	(467)	(836)
Other assets and other current assets	1,197	1,581
Restricted assets - national advertising fund	(434)	2,613
Accounts payable and accrued expenses	(8,374)	(3,728)
Other liabilities and other current liabilities	148	327
Income taxes	4,274	(5,119)
Payments pursuant to tax benefit arrangements	(54,424)	(52,778)
Equipment deposits	12,900	9,324
Deferred revenue	11,285	3,862
Leases	8,680	9,312
Net cash provided by operating activities	303,889	309,361
Cash flows from investing activities:
Additions to property and equipment	(148,943)	(113,577)
Insurance proceeds for property and equipment	—	2,053
Payment of deferred consideration for acquired clubs	—	(1,524)
Proceeds from sale of corporate-owned clubs	—	21,626
Proceeds from sale of equity-method investment	24,264	—
Purchases of marketable securities	(41,252)	(118,401)
Maturities of marketable securities	103,319	106,309
Issuance of note receivable, related party	(20,649)	(2,639)
Other investing activity	(37)	112
Net cash used in investing activities	(83,298)	(106,041)
Cash flows from financing activities:
Proceeds from issuance of Variable Funding Notes	75,000	—
Repayment of long-term debt	(17,438)	(16,875)
Payment of deferred financing and other debt-related costs	(141)	—
Proceeds from issuance of Class A common stock	1,004	1,478
Repurchase and retirement of Class A common stock	(302,431)	(150,026)
Principal payments on capital lease obligations	(148)	(93)
Payment of share repurchase excise tax	(4,152)	(2,549)
Distributions paid to members of Pla-Fit Holdings	(670)	(1,521)
Net cash used in financing activities	(248,976)	(169,586)
Effects of exchange rate changes on cash and cash equivalents	(572)	2,000
Net (decrease) increase in cash, cash equivalents and restricted cash	(28,957)	35,734
Cash, cash equivalents and restricted cash, beginning of period	411,957	349,674
Cash, cash equivalents and restricted cash, end of period	$383,000	$385,408
Supplemental cash flow information:
Cash paid for interest	$95,242	$75,004
Net cash paid for income taxes	$25,718	$19,414
Non-cash investing activities:
Non-cash additions to property and equipment included in accounts payable and accrued expenses	$18,575	$22,159

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, the Company uses the following non-GAAP financial measures: Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted (collectively, the “non-GAAP financial measures”). The Company believes that these non-GAAP financial measures, when used in conjunction with GAAP financial measures, are useful to investors in evaluating our operating performance. These non-GAAP financial measures presented in this release are supplemental measures of the Company’s performance that are neither required by, nor presented in accordance with GAAP. These financial measures should not be considered in isolation or as substitutes for GAAP financial measures such as net income or any other performance measures derived in accordance with GAAP. In addition, in the future, the Company may incur expenses or charges such as those added back to calculate Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted. The Company’s presentation of Adjusted EBITDA, Adjusted net income, and Adjusted net income per share, diluted, should not be construed as an inference that the Company’s future results will be unaffected by unusual or nonrecurring items.
Adjusted EBITDA and Segment Adjusted EBITDA
We refer to Adjusted EBITDA as we use this measure to evaluate our operating performance and we believe this measure is useful to investors in evaluating our performance. We define Adjusted EBITDA as net income before interest, taxes, depreciation and amortization, adjusted for the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing performance of the Company’s core operations. We believe that Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of other items that we believe reduce the comparability of our underlying core business performance from period to period and is therefore useful to our investors. Our Board of Directors uses Adjusted EBITDA as a key metric to assess the performance of management. Our Chief Operating Decision Maker also uses Segment Adjusted EBITDA, which is Adjusted EBITDA specific to each of our three reportable segments, to assess the financial performance of and allocate resources to our segments in accordance with ASC 280, Segment Reporting. Corporate overhead costs not directly attributable to any individual segment are not allocated to the three segments and are included in Corporate and Other Adjusted EBITDA within Adjusted EBITDA.

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)

A reconciliation of net income, the most directly comparable GAAP measure, to Adjusted EBITDA is set forth below.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2026	2025	2026	2025
Net income	$52,247	$59,183	$171,447	$159,557
Interest income	(5,170)	(5,936)	(16,103)	(17,438)
Interest expense	34,140	26,342	100,508	78,720
Provision for income taxes	19,981	27,974	67,803	69,120
Depreciation and amortization	41,571	39,108	121,965	115,818
EBITDA	142,769	146,671	445,620	405,777
Severance costs(1)	—	—	—	649
Executive transition costs(2)	2,573	408	4,150	2,855
Loss on adjustment of allowance for credit losses on held-to-maturity investment	537	486	1,560	5,089
Dividend income on held-to-maturity investment	(636)	(594)	(1,857)	(1,733)
Insurance recovery(3)	—	—	—	(1,636)
Lease closure expenses, net(4)	—	261	—	1,328
Tax benefit arrangement remeasurement(5)	(142)	(475)	(142)	(1,769)
Gain on sale of corporate-owned clubs(6)	—	(6,443)	—	(6,443)
Gain on sale of equity method investment(7)	—	—	(12,541)	—
Amortization of basis difference of equity-method investments(8)	174	240	654	720
Other(9)	927	212	1,379	543
Adjusted EBITDA	$146,202	$140,766	$438,823	$405,380
(1) Represents severance related expenses recorded in connection with a reduction in force during the nine months ended September 30, 2025.
(2) Represents certain expenses recorded in connection with executive leadership transitions. During the three and nine months ended September 30, 2026, these amounts primarily represent costs associated with the Chief Financial Officer transitions. During the three and nine months ended September 30, 2025, these amounts primarily represent costs associated with the Chief Executive Officer transition.
(3) Represents insurance recoveries, net of costs incurred.
(4) Represents lease termination costs, impairment charges, and loss on disposal of property and equipment from the closure of our Florida Corporate Support Center located in Orlando, Florida.
(5) Represents a gain related to the adjustment of our tax benefit arrangements primarily due to changes in our deferred state tax rate.
(6) Represents a gain on the sale of eight corporate-owned clubs to a franchisee.
(7) Represents a gain related to the sale of the Company’s equity method investment in Bravo Fit Holdings Pty Ltd.
(8) Represents the Company’s pro-rata portion of the basis difference related to intangible asset amortization expense in its equity method investees, which is included within losses from equity-method investments, net of tax on our condensed consolidated statements of operations.
(9) Represents certain other gains and charges that we do not believe reflect our underlying business performance.

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)

A reconciliation of Segment Adjusted EBITDA to Adjusted EBITDA is set forth below.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2026	2025	2026	2025
Adjusted EBITDA
Franchise segment	$86,818	$82,367	$273,276	$253,734
Corporate-owned clubs segment	53,517	53,737	157,483	156,184
Equipment segment	25,547	23,724	69,340	57,601
Segment Adjusted EBITDA	165,882	159,828	500,099	467,519
Corporate and other Adjusted EBITDA(1)	(19,680)	(19,062)	(61,276)	(62,139)
Adjusted EBITDA(2)	$146,202	$140,766	$438,823	$405,380
(1) Corporate and other Adjusted EBITDA includes adjusted corporate overhead costs, such as payroll and related benefit costs and professional services that are not directly attributable to any individual segment and thus are unallocated.
(2) Segment Adjusted EBITDA plus the Adjusted EBITDA of corporate and other is equal to Adjusted EBITDA. Adjusted EBITDA is a metric that is not presented in accordance with GAAP. Refer to “—Non-GAAP Financial Measures” for a definition of Adjusted EBITDA and a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP measure.

Adjusted Net Income and Adjusted Net Income per Diluted Share
Our presentation of Adjusted net income assumes that all net income is attributable to Planet Fitness, Inc., which assumes the full exchange of all outstanding Holdings Units for shares of Class A common stock of Planet Fitness, Inc., adjusted for certain non-cash and other items that we do not believe directly reflect our core operations. Adjusted net income per share, diluted, is calculated by dividing Adjusted net income by the total weighted-average shares of Class A common stock outstanding plus any dilutive options and restricted stock units as calculated in accordance with GAAP and assuming the full exchange of all outstanding Holdings Units and corresponding Class B common stock as of the beginning of each period presented. Adjusted net income and Adjusted net income per share, diluted, are supplemental measures of operating performance that do not represent and should not be considered alternatives to net income and earnings per share, as calculated in accordance with GAAP. We believe Adjusted net income and Adjusted net income per share, diluted, supplement GAAP measures and enable us to more effectively evaluate our performance period-over-period.

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)

A reconciliation of net income, the most directly comparable GAAP measure, to Adjusted net income, and the computation of Adjusted net income per share, diluted, are set forth below.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2026	2025	2026	2025
Net income	$52,247	$59,183	$171,447	$159,557
Provision for income taxes	19,981	27,974	67,803	69,120
Severance costs(1)	—	—	—	649
Executive transition costs(2)	2,573	408	4,150	2,855
Loss on adjustment of allowance for credit losses on held-to-maturity investment	537	486	1,560	5,089
Dividend income on held-to-maturity investment	(636)	(594)	(1,857)	(1,733)
Insurance recovery(3)	—	—	—	(1,636)
Lease closure expenses, net(4)	—	261	—	1,328
Tax benefit arrangement remeasurement(5)	(142)	(475)	(142)	(1,769)
Gain on sale of corporate-owned clubs(6)	—	(6,443)	—	(6,443)
Gain on sale of equity method investment(7)	—	—	(12,541)	—
Amortization of basis difference of equity-method investments(8)	174	240	654	720
Other(9)	927	212	1,379	543
Purchase accounting amortization(10)	8,020	9,178	24,059	27,534
Adjusted income before income taxes	83,681	90,430	256,512	255,814
Adjusted income taxes(11)	21,757	23,421	66,693	66,256
Adjusted net income	$61,924	$67,009	$189,819	$189,558
Adjusted net income per share, diluted	$0.83	$0.80	$2.45	$2.25
Adjusted weighted-average shares outstanding, diluted(12)	75,046	84,033	77,524	84,385
(1) Represents severance related expenses recorded in connection with a reduction in force during the nine months ended September 30, 2025.
(2) Represents certain expenses recorded in connection with executive leadership transitions. During the three and nine months ended September 30, 2026, these amounts primarily represent costs associated with the Chief Financial Officer transitions. During the three and nine months ended September 30, 2025, these amounts primarily represent costs associated with the Chief Executive Officer transition.
(3) Represents insurance recoveries, net of costs incurred.
(4) Represents lease termination costs, impairment charges, and loss on disposal of property and equipment from the closure of our Florida Corporate Support Center located in Orlando, Florida.
(5) Represents a gain related to the adjustment of our tax benefit arrangements primarily due to changes in our deferred state tax rate.
(6) Represents a gain on the sale of eight corporate-owned clubs to a franchisee.
(7) Represents a gain related to the sale of the Company’s equity method investment in Bravo Fit Holdings Pty Ltd.
(8) Represents the Company’s pro-rata portion of the basis difference related to intangible asset amortization expense in its equity method investees, which is included within losses from equity-method investments, net of tax on our condensed consolidated statements of operations.
(9) Represents certain other gains and charges that we do not believe reflect our underlying business performance.
(10) Represents the amount of actual non-cash amortization expense recorded, in accordance with GAAP, associated with intangible assets created in connection with historical acquisitions of franchisee-owned clubs.
(11) Represents corporate income taxes at an assumed effective tax rate of 26.0% for each of the three and nine months ended September 30, 2026 and 25.9% for each of the three and nine months ended September 30, 2025, applied to adjusted income before income taxes.
(12) Assumes the full exchange of all outstanding Holdings Units and corresponding shares of Class B common stock for shares of Class A common stock of Planet Fitness, Inc.

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)

A reconciliation of net income per share, diluted, to Adjusted net income per share, diluted is set forth below:

	Three Months Ended September 30, 2026			Three Months Ended September 30, 2025
(in thousands, except per share amounts)	Net income	Weighted Average Shares	Net income per share, diluted	Net income	Weighted Average Shares	Net income per share, diluted
Net income attributable to Planet Fitness, Inc.(1)	$52,001	74,741	$0.70	$58,829	83,717	$0.70
Net income attributable to non-controlling interests(2)	246	305		354	316
Net income	52,247			59,183
Adjustments to arrive at adjusted income before income taxes(3)	31,434			31,247
Adjusted income before income taxes	83,681			90,430
Adjusted income taxes(4)	21,757			23,421
Adjusted net income	$61,924	75,046	$0.83	$67,009	84,033	$0.80

	Nine Months Ended September 30, 2026			Nine Months Ended September 30, 2025
(in thousands, except per share amounts)	Net income	Weighted Average Shares	Net income per share, diluted	Net income	Weighted Average Shares	Net income per share, diluted
Net income attributable to Planet Fitness, Inc.(1)	$170,637	77,212	$2.21	$158,715	84,055	$1.89
Net income attributable to non-controlling interests(2)	810	312		842	330
Net income	171,447			159,557
Adjustments to arrive at adjusted income before income taxes(3)	85,065			96,257
Adjusted income before income taxes	256,512			255,814
Adjusted income taxes(4)	66,693			66,256
Adjusted net income	$189,819	77,524	$2.45	$189,558	84,385	$2.25
(1) Represents net income attributable to Planet Fitness, Inc. and the associated weighted average shares of Class A common stock outstanding.
(2) Represents net income attributable to non-controlling interests and the assumed exchange of all outstanding Holdings Units and corresponding shares of Class B common stock for shares of Class A common stock of Planet Fitness, Inc. as of the beginning of the period presented.
(3) Represents the total impact of all adjustments identified in the adjusted net income table above to arrive at adjusted income before income taxes.
(4) Represents corporate income taxes at an assumed effective tax rate of 26.0% for each of the three and nine months ended September 30, 2026 and 25.9% for each of the three and nine months ended September 30, 2025, applied to adjusted income before income taxes.